                                                                    EXHIBIT 99.1


NEWS                           [AIG LOGO]     AMERICAN INTERNATIONAL GROUP, INC.
                                              70 PINE STREET NEW YORK, NY 10270


Contact: Charlene M. Hamrah (Investment Community)
         (212)770-7074

         Joe Norton (News Media)
         (212)770-3144

           AIG REPORTS SECOND QUARTER 2004 NET INCOME OF $2.86 BILLION

            ($1.09 PER SHARE), AN INCREASE OF 25.7 PERCENT OVER 2003;

             NET INCOME EXCLUDING REALIZED CAPITAL GAINS AND LOSSES

            INCREASED 19.2 PERCENT TO $3.00 BILLION ($1.14 PER SHARE)

NEW YORK, NY, July 22, 2004 - American International Group, Inc. (AIG) today reported that its second quarter 2004 net income rose 25.7 percent to a record $2.86 billion or $1.09 per share, compared to $2.28 billion or $0.87 per share in the second quarter of 2003. Second quarter 2004 net income excluding realized capital gains (losses), increased 19.2 percent to a record $3.00 billion or $1.14 per share, compared to $2.52 billion or $0.96 per share in the same period of 2003.

      Net income for the first six months of 2004 rose 30.4 percent to $5.52 billion or $2.10 per share, compared to $4.23 billion or $1.61 per share in the first six months of 2003. For the first six months of 2004 net income excluding realized capital gains (losses) and the cumulative effect of an accounting change, increased 19.5 percent to $5.84 billion or $2.22 per share, compared to $4.89 billion or $1.86 per share in the same period of 2003.

      Income before income taxes and minority interest for the second quarter of 2004 was a record $4.39 billion, a 27.9 percent increase over $3.43 billion in the second quarter of 2003. Income before income taxes, minority interest and the cumulative effect of an accounting change for the first six months of 2004 was $8.68 billion, a 36.6 percent increase over $6.35 billion in the same period of 2003. These results include realized capital losses of $209.0 million and $204.1 million in the second quarter and six months of 2004, respectively, compared to realized capital losses of $356.9 million and $988.4 million in the second quarter and six months of 2003, respectively.

                                     -more-

      Following is a summary table of second quarter and six months information (in millions, except per share amounts):

                                 SECOND QUARTER

                                                                                                     PER SHARE
                                                                                                     ---------
                                              2004           2003         Change        2004       2003      Change
                                              ----           ----         ------        ----       ----      ------
Net income                                 $  2,862.3     $  2,276.9       25.7%    $   1.09    $   0.87      25.3%
Realized capital gains (losses),
   net of tax                                  (141.4)        (243.4)        --        (0.05)      (0.09)     --
Net income, excluding realized
   capital gains (losses), net of tax      $  3,003.7     $  2,520.3       19.2%    $   1.14    $   0.96      18.8%
Average shares outstanding                                                           2,630.9     2,627.4

                                   SIX MONTHS


                                                                                         PER SHARE
                                                                                         ---------
                                                2004         2003        Change      2004       2003     Change
                                                ----         ----        ------      ----       ----     ------
Net income                                 $   5,517.9    $  4,230.4      30.4%   $   2.10   $   1.61     30.4%
Realized capital gains (losses),
   net of tax                                   (141.9)       (656.3)       --       (0.05)     (0.25)      --
Cumulative effect of an accounting
   change, net of tax*                          (181.4)           --        --       (0.07)        --       --
Net income, excluding realized capital
   gains (losses) and cumulative
   effect of an accounting change,
   net of tax                              $   5,841.2    $  4,886.7      19.5%   $   2.22   $   1.86     19.4%
Average shares outstanding                                                         2,631.6    2,627.8

* Represents the cumulative effect of an accounting change, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

                                     -more-

HIGHLIGHTS OF THE SECOND QUARTER 2004 INCLUDE:

                                                    2004                     2003             Change
                                                    ----                     ----             ------
CONSOLIDATED

Net Income, excluding
   realized capital gains (losses)              $3.00 BILLION           $2.52 billion          19.2%

Shareholders' Equity
    At June 30 and December 31                  $73.6 BILLION           $71.3 billion           3.2%

Retained Earnings
    At June 30 and December 31                  $66.1 BILLION           $61.0 billion           8.4%

Return on Equity (a)
    At June 30 and December 31                       17.4%                   17.2%

Consolidated Assets
    At June 30 and December 31                   $736 BILLION            $678 billion           8.6%

Revenues (b)                                    $23.81 BILLION          $19.89 billion         19.7%

Insurance Cash Flow (c)                         $14.75 BILLION           $8.71 billion         69.3%

GENERAL INSURANCE

Net Premiums Written                            $10.38 BILLION          $8.84 billion          17.4%

Operating Income
   (ex. realized capital gains (losses))         $1.59 BILLION          $1.30 billion          22.8%

Net Investment Income                           $892.7 MILLION         $731.5 million          22.0%

Loss and Loss Adjustment Reserves
   At June 30 and December 31                   $40.78 BILLION         $36.65 billion          11.3%

Combined Ratio                                      92.35                   92.27

Cash Flow                                        $3.17 BILLION          $2.67 billion          18.7%

LIFE INSURANCE & RETIREMENT SERVICES (d)

GAAP Premiums                                   $6.84 BILLION           $5.62 billion          21.6%

Premiums, Deposits and Other
   Considerations                               $16.28 BILLION          $11.62 billion         40.2%

Operating Income
   (ex. realized capital gains (losses))        $2.17 BILLION            $1.84 billion         18.2%

                                     -more-

                                                  2004                 2003              Change
                                                  ----                 ----              ------
FINANCIAL SERVICES

Operating Income                             $609.2 MILLION         $622.9 million        (2.2)%

ASSET MANAGEMENT (d)

Operating Income                             $276.5 MILLION         $195.6 million         41.4%

(a)   See reconciliation to GAAP ROE in the supplementary earnings data.

(b) Represents the sum of General Insurance net premiums earned, GAAP Life Insurance & Retirement Services premiums, net investment income, Financial Services commissions, transactions and other fees, Asset Management commissions and other fees and fee income and net investment income with respect to Guaranteed Investment Contracts (GICs), and realized capital gains (losses).

(c) In addition to General Insurance cash flow, includes Life Insurance & Retirement Services cash flow for investment, which generates the investment income necessary to meet policyholder obligations and to provide a profit margin to shareholders, as well as net cash flow from GICs.

(d)   2003 is restated to conform to 2004 presentation.

      Commenting on second quarter results, AIG Chairman M. R. Greenberg said, "AIG had a very good quarter overall, with especially strong results from Worldwide General Insurance operations and Foreign Life & Retirement Services. Second quarter net income was a record $2.86 billion, up 25.7 percent over the second quarter of 2003. Excluding realized capital gains and losses, net income increased 19.2 percent to $3.00 billion. Shareholders' equity at June 30, 2004 was $73.6 billion, and assets increased to a record $736 billion.

GENERAL INSURANCE

      "General Insurance results were very strong both in the U.S. and worldwide. General Insurance operating income excluding realized capital gains (losses) in the second quarter of 2004 increased 22.8 percent over a year ago to a record $1.59 billion. Net premiums written were a record $10.38 billion, up
17.4 percent over a year ago. The General Insurance combined ratio was 92.35 compared to 92.27 a year ago.

      "Worldwide General Insurance net investment income was $892.7 million, an increase of 22.0 percent benefiting from strong cash flow resulting from good growth in our business, higher interest rates, dividend income and good private equity results. General Insurance cash flow totaled $3.17 billion and $6.71 billion in the second quarter and six months of 2004, respectively, compared to $2.67 billion and $5.91 billion a year earlier.

                                     -more-

      "At June 30, 2004, General Insurance net loss and loss adjustment reserves totaled $40.78 billion, an increase of $2.03 billion and $4.13 billion for the second quarter and six months, respectively.

      "In the United States, the Domestic Brokerage Group had a very good quarter. Net premiums written in the second quarter of 2004 increased 14.8 percent over a year ago to a record $5.81 billion. The combined ratio was 95.00 compared to 94.43 in the second quarter of 2003. The Domestic Brokerage Group is benefiting from the flight to quality - since a Triple A balance sheet is important for many classes of long tail business - a strong profit center focus and vast and growing distribution channels.

      "We have maintained a disciplined approach to pricing and risk selection. Where pricing, terms and conditions or loss experience did not meet our standards, we chose to non-renew approximately $275 million in premiums in the Domestic Brokerage Group as well as nearly $50 million in our Foreign General operations in the second quarter. While the market generally has taken a rational approach to pricing, a few foreign and domestic companies have under-priced certain more difficult classes of long tail lines of business. These companies often lack the specialized knowledge, underwriting skills and claim management expertise that these lines require. Such pricing practices unsettle the market and add to long term volatility.

      "Reforming the U.S. tort system is more than an insurance industry issue. It is critical to the economy and the country. Necessary class action reforms had significant support in Congress, and it is unfortunate that debate over the number of non-germane amendments attached to the bill led to what we hope is a temporary setback. Efforts are underway to reconcile these differences, and the bill could be reintroduced at a later date. We will continue to work for its passage.

      "The Domestic Personal Lines business had good premium growth and solid underwriting performance in the second quarter. Operating income was $91.7 million in the second quarter compared to $28.8 million a year ago. Net premiums written were $1.08 billion, up 20.4 percent over a year ago. The combined ratio was 95.68.

      "HSB Group, Inc. had outstanding underwriting results. Losses have declined as a result of HSB's leading engineering, inspection and loss mitigation capabilities. The recent integration of AIG Consultants into HSB enhances our cross-sell opportunities and our capabilities for providing engineering and loss control services to a global client base.

      "United Guaranty Corporation had a good quarter. Premiums grew and refinancings declined as interest rates rose. UGC's delinquency ratio, always well below the industry average, was up modestly over a year ago, but has been declining over the past two quarters consistent with the improving job market. UGC's foreign operations, which we have been nurturing, are profitable, and we are planning to enter several new markets around the world.

                                     -more-

      "Transatlantic Holdings, Inc. had good growth and underwriting results. Net premiums written increased 15.5 percent to $927.2 million led by significant growth in international business. Operating income was up 15.7 percent to $111.6 million. The combined ratio was 95.69 compared to 96.30 in the second quarter of 2003.

      "Foreign General Insurance had excellent results from all regions of the world. Net premiums written were $2.42 billion, an increase of 23.8 percent over the second quarter of 2003. The combined ratio continues to be outstanding at 86.24, compared to 86.53 a year ago.

      "In Japan, the improving economy has contributed to our growth, especially in the growing commercial lines business and personal accident operations. The
U. K., European and Australasian regions had excellent results. Latin America has had another good quarter, too.

      "In China, our landmark venture with PICC Property and Casualty Company Limited to develop the market for accident and health products is up and running. Also, we expect, by the end of 2004, to extend our general insurance operations to more cities in China as the market opens up in compliance with WTO rules.

LIFE INSURANCE & RETIREMENT SERVICES

      "Worldwide Life Insurance & Retirement Services had excellent top and bottom line growth. Operating income before realized capital gains (losses) was a record $2.17 billion, an increase of 18.2 percent, compared to $1.84 billion in the second quarter of 2003. Worldwide Life Insurance & Retirement Services GAAP premiums were $6.84 billion, an increase of 21.6 percent over the second quarter of 2003. Premiums, deposits and other considerations totaled $16.28 billion, up 40.2 percent compared to the second quarter of 2003. Cash flow continues to be outstanding.

      "AIG's extensive Foreign Life Insurance & Retirement Services operations had excellent results. Operating income excluding realized capital gains (losses) was $1.22 billion in the second quarter compared to $990.2 million a year ago. GAAP premiums were $5.28 billion, up 24.0 percent. Premiums, deposits and other considerations were $8.99 billion, compared to $5.74 billion in the second quarter of 2003. Japan and Southeast Asia, our two largest regions, had strong growth.

      "In Japan, AIG Edison Life is being integrated successfully into our life operations. AIG Star is growing first year premiums as a result of new product introductions and an expanded agency force, and is benefiting from more successful conservation of in-force business. The annuity business in Japan is growing rapidly through product innovation and packaging skills and the confidence engendered by the financial strength of AIG companies. In addition, our deep and diverse distribution, which includes bancassurance, worksite marketing, direct marketing and strong agency organizations, provides us with a powerful platform for growth.

                                     -more-

      "In China, our life insurance business continues to grow very rapidly. Total first year premiums were up 43.4 percent in the second quarter over the prior year. By comparison, the overall industry has experienced modest growth, with some companies showing decreases in first year premiums. The skill and training of our agency force, financial strength and excellent management are the primary contributors to our success.

      "In India, the new government has proposed to Parliament legislation that would allow foreign companies to increase their ownership in life as well as general insurance companies to 49 percent from the current 26 percent. Passage of this legislation would present a significant opportunity for us to enhance our presence in this attractive market, where our life and general insurance joint ventures have had rapid growth throughout the country.

      "Domestic Life Insurance & Retirement Services operating income excluding realized capital gains (losses) totaled $953.5 million in the second quarter of 2004, an increase of 12.4 percent compared to $848.1 million in the second quarter of 2003. GAAP premiums were $1.56 billion, up 14.2 percent. Premiums, deposits and other considerations were $7.29 billion, a 24.1 percent increase compared to $5.87 billion in the second quarter of 2003.

      "AIG's domestic life operations had strong universal and term life sales and good performance from the independent distribution segment. Structured settlements also had strong growth. The group business domestically fell below our growth standards. We chose not to renew several accounts where pricing was unacceptable and we are reviewing our growth strategies for this business. At AGLA, the home services business, a number of the initiatives we have taken in recent months to accelerate growth, such as introducing new products, hiring new agents and retraining existing agents, will take some time before the results are evident. However, the business is solidly profitable with strong cash flow.

      "Domestic Retirement Services had a solid quarter. The businesses most correlated to the equity markets performed well, with the strongest sales growth in the individual variable annuity segment. AIG VALIC, the group retirement services business, which has approximately half of client assets in equities, also benefited from improved equity market performance. AIG VALIC has had a successful start cross-selling individual variable annuities, fixed annuities and mutual funds. AIG Annuity, the individual fixed annuity business, had very good performance with increased deposits, stable spreads and growth in operating income, even as consumers shifted assets to equity-based products.

                                     -more-

FINANCIAL SERVICES

      "Financial Services had operating income of $609.2 million in the second quarter of 2004, a decline of 2.2 percent compared to $622.9 million a year ago.

      "International Lease Finance Corporation reported operating income of $182.6 million in the quarter, compared to $183.6 million in the second quarter of 2003. Excluding the impact of the securitization of approximately $2 billion in aircraft in late 2003 and early 2004, these results would have increased approximately 5 percent from second quarter 2003. ILFC sold five aircraft during the second quarter, and lease rates continue to rise. The turnaround in the global aviation business is increasingly evident.

      "Capital Markets operating income was $233.6 million, down 15.6 percent compared to a very strong second quarter of 2003. This transaction-oriented business continues to be very profitable. We have a diverse product portfolio, which we continue to expand, and we see opportunity in each of the major regions around the world where we do business. The consolidation of AIG Trading into AIG Financial Products Corp. is delivering expected synergies as clients are recognizing the benefits of working with a platform that can readily deliver multi-disciplined opportunities.

      "Consumer Finance had excellent results in both domestic and foreign operations. Operating income increased 15.3 percent to $192.3 million. In the United States, credit quality continues to be strong and receivables grew substantially. Foreign consumer finance operations performed very well and we see new opportunities in several additional international markets.

ASSET MANAGEMENT

      "Asset Management operating income increased 41.4 percent in the second quarter of 2004 to $276.5 million. Improved equity markets and a strong and diverse global product portfolio contributed to these results as well as a $1 billion increase in assets under management, bringing the total to over $49 billion. In July, we received approval to prepare for the establishment of a joint venture fund management company in China.

      "Guaranteed Investment Contract (GIC) operating income totaled $178.0 million in the second quarter of 2004, compared to $139.2 million a year ago. GICs are an opportunistic business, which we write when interest rate spreads are attractive. Market conditions in the second quarter were very favorable.

      "In the Other Income/Deductions - net category, AIG reported a loss of $51.1 million in the second quarter of 2004, compared to a loss of $164.7 million a year earlier. The improvement is primarily attributable to increased income related to SunAmerica partnership investments."

                                     -more-

                                     # # # #

      AIG is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include financial services, retirement services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                     # # # #

      A conference call for the investment community will be held today at 9:00 a.m. EDT. The call will be broadcast live on the Internet at:

                               www.aigwebcast.com

The call will be archived at the same URL through Friday, July 30, 2004.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

      This press release contains forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and its past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                     -more-

COMMENT ON REGULATION G

      This press release, including the financial highlights and supplementary earnings data, includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures in accordance with Regulation G are included herein.

      Throughout this press release, AIG presents its operations in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public and others who use AIG's financial information in evaluating the performance of AIG. That presentation includes the use of certain non-GAAP measures. In addition to the GAAP presentations of net income and operating income, AIG shows both net income and operating income exclusive of realized capital gains (losses).

      Although the investment of premiums to generate investment income (or loss) and realized capital gains or losses is an integral part of both life and general insurance operations, the determination to realize capital gains or losses is independent of the insurance underwriting process. Moreover, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In sum, investment income and realized capital gains or losses for any particular period are not indicative of quarterly business performance.

      AIG believes that a major part of the discipline of a successful general insurance company is to produce an underwriting profit, and it evaluates the performance of and manages its operations on that basis. Providing only a GAAP presentation of net income and operating income makes it much more difficult for users of AIG's financial information to evaluate AIG's success or failure in its basic business, that of insurance underwriting, and may, in AIG's opinion, lead to incorrect or misleading assumptions and conclusions. The equity analysts who follow AIG exclude the realized capital gains and losses in their analyses for the same reason, and consistently request that AIG provide the non-GAAP information.

      AIG presents life and retirement services production (premiums, deposits and other considerations), net premiums written and combined ratios in accordance with accounting principles prescribed or permitted by insurance regulatory authorities because these are standard measures of performance used in the insurance industry and thus allow for more meaningful comparisons with AIG's insurance competitors.

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 SIX MONTHS ENDED JUNE 30,             THREE MONTHS ENDED JUNE 30,
                                                          2004           2003        CHANGE         2004           2003      CHANGE
                                                          ----           ----        ------         ----           ----      ------
GENERAL INSURANCE OPERATIONS:
     Net Premiums Written                             $ 20,593,331   $ 17,087,134      20.5%   $10,380,387    $  8,844,050     17.4%
     Net Premiums Earned                                18,725,264     15,041,107      24.5      9,485,835       7,754,344     22.3
     Underwriting Profit                                 1,341,575      1,096,386      22.4        698,024         563,847     23.8
     Net Investment Income                               1,749,480      1,515,341      15.5        892,664         731,467     22.0
     Income before Realized Capital Gains (Losses)       3,091,055      2,611,727      18.4      1,590,688       1,295,314     22.8
     Realized Capital Gains (Losses)                        58,290       (255,977)       --         (8,722)        (83,470)      --
     OPERATING INCOME                                 $  3,149,345   $  2,355,750      33.7%   $ 1,581,966    $  1,211,844     30.5%
                                                      ------------   ------------      ----    -----------    ------------     ----
             Loss Ratio                                      73.25          73.99                    72.80           73.83
             Expense Ratio                                   19.53          18.70                    19.55           18.44
             Combined Ratio                                  92.78          92.69                    92.35           92.27
                                                      ------------   ------------      ----    -----------    ------------     ----
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS (a):
     GAAP Premiums                                    $ 13,734,971   $ 11,405,858      20.4%   $ 6,835,360    $  5,621,100     21.6%
     Net Investment Income                               7,770,528      6,600,502      17.7      3,829,171       3,418,259     12.0
     Income before Realized Capital Gains (Losses)       4,216,358      3,486,717      20.9      2,172,783       1,838,257     18.2
     Realized Capital Gains (Losses)                       (81,037)      (532,909)       --       (129,712)       (194,737)      --
     OPERATING INCOME                                    4,135,321      2,953,808      40.0      2,043,071       1,643,520     24.3
FINANCIAL SERVICES OPERATING INCOME                      1,132,211      1,153,371      (1.8)       609,174         622,910     (2.2)
ASSET MANAGEMENT OPERATING INCOME (a)                      515,639        369,948      39.4        276,464         195,557     41.4
Other Realized Capital Gains (Losses) (a)                 (181,335)      (199,529)       --        (70,569)        (78,708)      --
Other Income (Deductions) - net                            (70,891)      (279,025)       --        (51,148)       (164,670)      --
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST AND CUMULATIVE EFFECT OF
       AN ACCOUNTING CHANGE                              8,680,290      6,354,323      36.6      4,388,958       3,430,453     27.9
Income Taxes                                             2,756,598      1,936,116        --      1,400,432       1,059,754       --
INCOME BEFORE MINORITY INTEREST AND CUMULATIVE
       EFFECT OF AN ACCOUNTING CHANGE                    5,923,692      4,418,207      34.1      2,988,526       2,370,699     26.1
Minority Interest, after-tax                                    --
       Income before Realized Capital Gains (Losses)      (219,221)      (189,754)       --       (124,863)        (97,826)      --
       Realized Capital Gains (Losses)                      (5,142)         1,957        --         (1,375)          4,012       --
INCOME BEFORE CUMULATIVE EFFECT OF
       AN ACCOUNTING CHANGE                              5,699,329      4,230,410      34.7      2,862,288       2,276,885     25.7
Cumulative Effect of an Accounting
       Change, net of tax (b)                             (181,431)             0        --              0               0       --
NET INCOME                                               5,517,898      4,230,410      30.4      2,862,288       2,276,885     25.7
REALIZED CAPITAL GAINS (LOSSES), NET OF TAX               (141,910)      (656,253)       --       (141,366)       (243,407)      --
CUMULATIVE EFFECT OF AN ACCOUNTING
       CHANGE, NET OF TAX (b)                             (181,431)             0        --              0               0       --
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT OF AN
       ACCOUNTING CHANGE, NET OF TAX                  $  5,841,239   $  4,886,663      19.5%   $ 3,003,654    $  2,520,292     19.2%

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 SIX MONTHS ENDED JUNE 30,             THREE MONTHS ENDED JUNE 30,
                                                          2004           2003        CHANGE         2004           2003      CHANGE
                                                          ----           ----        ------         ----           ----      ------
PER SHARE - DILUTED:

NET INCOME                                            $       2.10   $       1.61      30.4%   $      1.09    $       0.87     25.3%
REALIZED CAPITAL GAINS (LOSSES), NET OF TAX                  (0.05)         (0.25)       --          (0.05)          (0.09)      --
CUMULATIVE EFFECT OF AN ACCOUNTING
       CHANGE, NET OF TAX (b)                                (0.07)          0.00        --           0.00            0.00       --

NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT OF AN
       ACCOUNTING CHANGE, NET OF TAX                  $       2.22   $       1.86      19.4%   $      1.14    $       0.96     18.8%

AVERAGE DILUTED COMMON
        SHARES OUTSTANDING                               2,631,597      2,627,789                2,630,887       2,627,407

*     Including reconciliation in accordance with Regulation G.

(a)   2003 is restated to conform to 2004 presentation.

(b) Represents the cumulative effect of an accounting change, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

                       AMERICAN INTERNATIONAL GROUP, INC.
                                OPERATING INCOME
                                 (IN THOUSANDS)

                                                         SIX MONTHS ENDED JUNE 30,                THREE MONTHS ENDED JUNE 30,
                                                   2004            2003         CHANGE        2004            2003         CHANGE
                                                   ----            ----         ------        ----            ----         ------
GENERAL INSURANCE:
    Domestic Brokerage Group                    $ 1,619,542    $ 1,387,503       16.7%    $   818,890      $   678,656       20.7%
    Personal Lines                                  177,466         98,052       81.0          91,675           28,752      218.8
    Mortgage Guaranty                               201,520        218,577       (7.8)        101,768          108,582       (6.3)
    Transatlantic Holdings                          221,131        175,826       25.8         111,593           96,426       15.7
    Foreign General (a)                             871,159        728,335       19.6         466,643          381,181       22.4
    Intercompany Adjustments                            237          3,434         --             119            1,717         --
    Realized Capital Gains (Losses)                  58,290       (255,977)        --          (8,722)         (83,470)        --

LIFE INSURANCE & RETIREMENT SERVICES (b):
    Domestic
        Life Insurance                              440,537        390,242       12.9         237,123          210,601       12.6
        Home Service                                208,096        202,167        2.9         103,845          101,949        1.9
        Group Life/Health                            44,782         57,972      (22.8)         19,201           29,490      (34.9)
        Payout Annuities (c)                         70,680         60,677       16.5          34,153           29,609       15.3
        Retirement Services
            Group Retirement Products               534,255        445,241       20.0         253,967          226,644       12.1
            Individual Fixed Annuities              450,922        332,385       35.7         217,981          189,962       14.7
            Individual Variable Annuities            80,135         13,108      511.3          40,620           10,166      299.6
            Individual Annuities - Runoff (d)        96,238        105,306       (8.6)         46,649           49,736       (6.2)
        Intercompany Adjustments                       (175)          (127)        --             (87)             (64)        --
        Realized Capital Gains (Losses)            (152,610)      (203,034)        --        (186,867)        (183,928)        --
    Foreign
        Life Insurance                            1,501,790      1,345,327       11.6         797,876          719,334       10.9
        Personal Accident & Health                  551,035        397,137       38.8         289,610          199,645       45.1
        Group Products                              136,303         94,825       43.7          70,170           47,016       49.2
        Retirement Services

            Individual Fixed Annuities              107,416         49,066      118.9          65,359           25,247      158.9
            Individual Variable Annuities             2,879           (438)        --             584            2,007      (70.9)
        Intercompany Adjustments                     (8,535)        (6,171)        --          (4,268)          (3,085)        --
        Realized Capital Gains (Losses)              71,573       (329,875)        --          57,155          (10,809)        --

FINANCIAL SERVICES:
    Aircraft Finance                                342,595        357,885       (4.3)        182,553          183,614       (0.6)
    Capital Markets                                 416,106        488,021      (14.7)        233,602          276,780      (15.6)
    Consumer Finance                                375,494        314,961       19.2         192,326          166,858       15.3
    Other (e)                                        (1,984)        (7,496)        --             693           (4,342)        --

ASSET MANAGEMENT  (b)(f):
    Guaranteed Investment Contracts
         Domestic                                   314,497        238,323       32.0         166,824          127,646       30.7
         Foreign                                     20,487         19,679        4.1          11,132           11,553       (3.6)
    Institutional Asset Management (g)              143,449         87,896       63.2          81,469           44,238       84.2
    Brokerage Services and Mutual Funds              37,206         24,050       54.7          17,039           12,120       40.6

Other Realized Capital Gains (Losses) (b)          (181,335)      (199,529)        --         (70,569)         (78,708)        --
Other Income (Deductions) - net                     (70,891)      (279,025)        --         (51,148)        (164,670)        --
INCOME BEFORE INCOME TAXES, MINORITY
  INTEREST AND CUMULATIVE EFFECT
  OF AN ACCOUNTING CHANGE                         8,680,290      6,354,323       36.6       4,388,958        3,430,453       27.9
INCOME BEFORE INCOME TAXES, MINORITY
  INTEREST, REALIZED CAPITAL GAINS
  (LOSSES) AND CUMULATIVE EFFECT
   OF AN ACCOUNTING CHANGE                      $ 8,884,372    $ 7,342,738       21.0%    $ 4,597,961      $ 3,787,368       21.4%

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b)   2003 is restated to conform to 2004 presentation.

(c) Includes Structured Settlements, Single Premium Immediate Annuities and Terminal Funding Annuities.

(d) Represents runoff annuity business sold through merger related discontinued distribution relationships.

(e) Includes Other Financial Services Companies and Intercompany Reclassifications.

(f) At June 30, 2004, AIG's third party assets under management, including mutual funds and institutional accounts, totaled over $49 billion.

(g) Includes AIG Global Investment Group and certain smaller asset management operations.

                       AMERICAN INTERNATIONAL GROUP, INC.
                          SUPPLEMENTARY EARNINGS DATA*
                                 (IN THOUSANDS)

                                                    SIX MONTHS ENDED JUNE 30,                      THREE MONTHS ENDED JUNE 30,
                                            2004              2003        CHANGE            2004             2003         CHANGE
                                            ----              ----        ------            ----             ----         ------
GENERAL INSURANCE OPERATIONS:
NET PREMIUMS WRITTEN
    Domestic Brokerage Group            $ 11,360,564     $  9,603,342       18.3%      $  5,810,145      $  5,063,200        14.8%
    Personal Lines                         2,196,963        1,784,612       23.1          1,084,209           900,414        20.4
    Mortgage Guaranty                        289,809          241,487       20.0            136,135           120,299        13.2
    Transatlantic Holdings                 1,834,667        1,570,931       16.8            927,197           802,850        15.5
    Foreign General (a)                    4,911,328        3,886,762       26.4          2,422,701         1,957,287        23.8
                                        ------------     ------------                  ------------      ------------
    TOTAL                                 20,593,331       17,087,134       20.5         10,380,387         8,844,050        17.4

OPERATING INCOME
    Domestic Brokerage Group               1,619,542        1,387,503       16.7            818,890           678,656        20.7
    Personal Lines                           177,466           98,052       81.0             91,675            28,752       218.8
    Mortgage Guaranty                        201,520          218,577       (7.8)           101,768           108,582        (6.3)
    Transatlantic Holdings                   221,131          175,826       25.8            111,593            96,426        15.7
    Foreign General (a)                      871,159          728,335       19.6            466,643           381,181        22.4
    Intercompany Adjustments                     237            3,434         --                119             1,717          --
                                        ------------     ------------                  ------------      ------------
    TOTAL BEFORE REALIZED CAPITAL
       GAINS (LOSSES)                      3,091,055        2,611,727       18.4          1,590,688         1,295,314        22.8
    Realized Capital Gains (Losses)           58,290         (255,977)        --             (8,722)          (83,470)         --
    OPERATING INCOME                    $  3,149,345     $  2,355,750       33.7%      $  1,581,966      $  1,211,844        30.5%
                                        ------------     ------------       ----       ------------      ------------       -----
COMBINED RATIO:
    Domestic Brokerage Group                   95.36            94.61                         95.00             94.43
    Personal Lines                             95.56            98.28                         95.68            100.07
    Mortgage Guaranty                          49.29            41.07                         48.84             35.80
    Transatlantic Holdings                     95.75            96.85                         95.69             96.30
    Foreign General (a)                        86.62            87.63                         86.24             86.53

    TOTAL                                      92.78            92.69                         92.35             92.27
                                        ------------     ------------       ----       ------------      ------------       -----
Losses and Loss Expenses Paid (b)       $  9,583,053     $  8,390,322       14.2%      $  4,879,985      $  4,156,667        17.4%
Change in Loss and
     Loss Expense Reserve                  4,132,789        2,737,961       50.9          2,026,060         1,568,196        29.2
                                        ------------     ------------                  ------------      ------------
Losses and Loss Expenses Incurred         13,715,842       11,128,283       23.3          6,906,045         5,724,863        20.6
Net Loss and Loss Expense Reserve         40,779,877       33,087,900       23.2
UNDERWRITING PROFIT                     $  1,341,575     $  1,096,386       22.4%      $    698,024      $    563,847        23.8%
                                        ------------     ------------       ----       ------------      ------------

FOREIGN EXCHANGE IMPACT ON GROWTH OF
          NET PREMIUMS WRITTEN
          WORLDWIDE
    Growth in Original Currency                 17.8%                                          15.4%
    Foreign Exchange Impact                      2.7                                            2.0
    Growth as Reported in U.S.          $       20.5                                           17.4
          FOREIGN GENERAL (a)
    Growth in Original Currency                 16.1                                           15.7
    Foreign Exchange Impact                     10.3                                            8.1
    Growth as Reported in U.S.          $       26.4%                                          23.8%

*     Including reconciliation in accordance with Regulation G.

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b)   The paid loss ratios for the six months ended June 30, 2004 and 2003 were
      51.18 and 55.79, respectively. The paid loss ratios for the three months ended June 30, 2004 and 2003 were 51.44 and 53.61, respectively. Additionally, 2004 paid losses were impacted by the inclusion of GE personal lines business.

SUPPLEMENTARY EARNINGS DATA - PAGE 2

                                                              SIX MONTHS ENDED JUNE 30,             THREE MONTHS ENDED JUNE 30,
                                                         2004          2003 (a)    CHANGE        2004          2003 (a)    CHANGE
                                                         ----          --------    ------        ----          --------    ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
   GAAP PREMIUMS
       DOMESTIC
           Life Insurance                            $   905,783   $   837,781       8.1%    $   475,794    $   410,178      16.0%
           Home Service                                  410,064       417,962      (1.9)        204,078        209,217      (2.5)
           Group Life/Health                             554,879       511,884       8.4         287,408        279,636       2.8
           Payout Annuities (b)                          753,920       717,377       5.1         379,807        296,723      28.0
           Retirement Services

               Group Retirement Products                 154,438       113,161      36.5          78,013         59,711      30.7
               Individual Fixed Annuities                 27,542        19,935      38.2          14,975         13,163      13.8
               Individual Variable Annuities             199,325       152,992      30.3          99,133         79,692      24.4
               Individual Annuities - Runoff (c)          39,600        39,568       0.1          19,629         17,117      14.7
                                                     -----------   -----------               -----------    -----------
           TOTAL                                       3,045,551     2,810,660       8.4       1,558,837      1,365,437      14.2

       FOREIGN
           Life Insurance                              7,594,028     6,384,087      19.0       3,724,332      3,148,962      18.3
           Personal Accident & Health                  2,087,289     1,439,187      45.0       1,057,867        748,019      41.4
           Group Products                                802,954       633,029      26.8         386,783        283,525      36.4
           Retirement Services

               Individual Fixed Annuities                176,474       130,995      34.7          91,253         70,176      30.0
               Individual Variable Annuities              28,675         7,900     263.0          16,288          4,981     227.0
                                                     -----------   -----------               -----------    -----------
           TOTAL                                      10,689,420     8,595,198      24.4       5,276,523      4,255,663      24.0

       TOTAL GAAP PREMIUMS                            13,734,971    11,405,858      20.4       6,835,360      5,621,100      21.6
                                                     -----------   -----------     -----     -----------    -----------     -----
   PREMIUMS, DEPOSITS AND OTHER
       CONSIDERATIONS (d)
       DOMESTIC
           Life Insurance                              1,375,524     1,300,488       5.8         720,666        661,283       9.0
           Home Service                                  489,805       484,559       1.1         244,048        249,943      (2.4)
           Group Life/Health                             542,427       507,835       6.8         282,292        271,076       4.1
           Payout Annuities                            1,119,525       871,976      28.4         542,863        320,260      69.5
           Retirement Services
               Group Retirement Products               2,691,521     2,499,832       7.7       1,372,230      1,260,760       8.8
               Individual Fixed Annuities              5,618,144     4,917,455      14.2       2,860,277      2,214,885      29.1
               Individual Variable Annuities           2,340,612     1,569,532      49.1       1,197,950        803,994      49.0
               Individual Annuities - Runoff             137,277       191,670     (28.4)         69,031         92,339     (25.2)
                                                     -----------   -----------               -----------    -----------
           TOTAL                                      14,314,835    12,343,347      16.0       7,289,357      5,874,540      24.1

       FOREIGN
           Life Insurance                              9,322,332     7,295,380      27.8       4,583,073      3,628,142      26.3
           Personal Accident & Health                  2,121,697     1,441,204      47.2       1,091,948        748,795      45.8
           Group Products                              1,414,208     1,082,827      30.6         662,538        513,004      29.1
           Retirement Services

               Individual Fixed Annuities              5,364,105       750,186     615.0       2,215,201        501,971     341.3
               Individual Variable Annuities             812,142       580,137      40.0         437,973        349,175      25.4
                                                     -----------   -----------               -----------    -----------
           TOTAL                                      19,034,484    11,149,734      70.7       8,990,733      5,741,087      56.6

       TOTAL PREMIUMS, DEPOSITS AND OTHER
           CONSIDERATIONS                            $33,349,319   $23,493,081      42.0%    $16,280,090    $11,615,627      40.2%

(a)   Restated to conform to 2004 presentation.

(b) Includes Structured Settlements, Single Premium Immediate Annuities and Terminal Funding Annuities.

(c) Represents runoff annuity business sold through merger related discontinued distribution relationships.

(d) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

SUPPLEMENTARY EARNINGS DATA - PAGE 3

                                                        SIX MONTHS ENDED JUNE 30,              THREE MONTHS ENDED JUNE 30,
                                                   -----------------------------------     -----------------------------------
                                                      2004          2003 (a)     CHANGE       2004          2003 (a)      CHANGE
                                                   -----------    -----------     ----     -----------    -----------      ---
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
      NET INVESTMENT INCOME
          DOMESTIC
              Life Insurance                       $   731,847    $   617,899     18.4%    $   351,598    $   333,937      5.3%
              Home Service                             351,336        339,315      3.5         176,596        170,738      3.4
              Group Life/Health                         61,250         56,823      7.8          30,090         28,892      4.1
              Payout Annuities                         400,331        319,994     25.1         201,600        151,373     33.2
              Retirement Services
                  Group Retirement Products          1,066,531        998,676      6.8         524,683        507,944      3.3
                  Individual Fixed Annuities         1,494,697      1,193,899     25.2         736,968        625,287     17.9
                  Individual Variable Annuities        121,775        108,283     12.5          66,395         54,523     21.8
                  Individual Annuities - Runoff        544,517        691,818    (21.3)        267,937        360,534    (25.7)
              Intercompany Adjustments                    (175)          (127)      --             (87)           (64)      --
                                                   -----------    -----------              -----------    -----------
              TOTAL                                  4,772,109      4,326,580     10.3       2,355,780      2,233,164      5.5
          FOREIGN
              Life Insurance                         2,181,796      1,883,897     15.8       1,088,058        981,442     10.9
              Personal Accident & Health                86,815         76,411     13.6          45,031         39,883     12.9
              Group Products                           202,792        169,104     19.9          96,124         86,963     10.5
              Retirement Services
                  Individual Fixed Annuities           445,399        149,606    197.7         236,914         79,289    198.8
                  Individual Variable Annuities         90,152          1,075       --          11,532            603       --
              Intercompany Adjustments                  (8,535)        (6,171)      --          (4,268)        (3,085)      --
                                                   -----------    -----------              -----------    -----------
              TOTAL                                  2,998,419      2,273,922     31.9       1,473,391      1,185,095     24.3
          TOTAL NET INVESTMENT INCOME              $ 7,770,528    $ 6,600,502     17.7%    $ 3,829,171    $ 3,418,259     12.0%

(a)   Restated to conform to 2004 presentation.

SUPPLEMENTARY EARNINGS DATA - PAGE 4

                                                         SIX MONTHS ENDED JUNE 30,                THREE MONTHS ENDED JUNE 30,
                                                   -------------------------------------     -------------------------------------
                                                      2004          2003 (a)      CHANGE         2004         2003 (a)     CHANGE
                                                   -----------    -----------    -------     -----------    -----------    -------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
  OPERATING INCOME
    DOMESTIC
      Life Insurance                               $   440,537    $   390,242       12.9%    $   237,123    $   210,601       12.6%
      Home Service                                     208,096        202,167        2.9         103,845        101,949        1.9
      Group Life/Health                                 44,782         57,972      (22.8)         19,201         29,490      (34.9)
      Payout Annuities                                  70,680         60,677       16.5          34,153         29,609       15.3
      Retirement Services
          Group Retirement Products                    534,255        445,241       20.0         253,967        226,644       12.1
          Individual Fixed Annuities                   450,922        332,385       35.7         217,981        189,962       14.7
          Individual Variable Annuities                 80,135         13,108      511.3          40,620         10,166      299.6
          Individual Annuities - Runoff                 96,238        105,306       (8.6)         46,649         49,736       (6.2)
      Intercompany Adjustments                            (175)          (127)        --             (87)           (64)        --
                                                   -----------    -----------                -----------    -----------
      TOTAL DOMESTIC BEFORE REALIZED
         CAPITAL GAINS (LOSSES)                      1,925,470      1,606,971       19.8         953,452        848,093       12.4
      Realized Capital Gains (Losses)                 (152,610)      (203,034)        --        (186,867)      (183,928)        --
                                                   -----------    -----------                -----------    -----------
      DOMESTIC OPERATING INCOME                      1,772,860      1,403,937       26.3         766,585        664,165       15.4
    FOREIGN
      Life Insurance                                 1,501,790      1,345,327       11.6         797,876        719,334       10.9
      Personal Accident & Health                       551,035        397,137       38.8         289,610        199,645       45.1
      Group Products                                   136,303         94,825       43.7          70,170         47,016       49.2
      Retirement Services
          Individual Fixed Annuities                   107,416         49,066      118.9          65,359         25,247      158.9
          Individual Variable Annuities                  2,879           (438)        --             584          2,007      (70.9)
      Intercompany Adjustments                          (8,535)        (6,171)        --          (4,268)        (3,085)        --
                                                   -----------    -----------                -----------    -----------
      TOTAL FOREIGN BEFORE REALIZED
         CAPITAL GAINS (LOSSES)                      2,290,888      1,879,746       21.9       1,219,331        990,164       23.1
      Realized Capital Gains (Losses)                   71,573       (329,875)        --          57,155        (10,809)        --
                                                   -----------    -----------                -----------    -----------
      FOREIGN OPERATING INCOME                       2,362,461      1,549,871       52.4       1,276,486        979,355       30.3
    WORLDWIDE LIFE INSURANCE & RETIREMENT
         SERVICES BEFORE REALIZED CAPITAL
         GAINS (LOSSES)                              4,216,358      3,486,717       20.9       2,172,783      1,838,257       18.2
    Realized Capital Gains (Losses)                    (81,037)      (532,909)        --        (129,712)      (194,737)        --
                                                   -----------    -----------                -----------    -----------
    WORLDWIDE OPERATING INCOME                     $ 4,135,321    $ 2,953,808       40.0%    $ 2,043,071    $ 1,643,520       24.3%

(a)   Restated to conform to 2004 presentation.

SUPPLEMENTARY EARNINGS DATA - PAGE 5

                                                         SIX MONTHS ENDED JUNE 30,                THREE MONTHS ENDED JUNE 30,
                                                 ----------------------------------------   --------------------------------------
                                                     2004            2003 (a)      CHANGE       2004          2003 (a)      CHANGE
                                                 -------------    -------------     -----   -------------   -------------    -----
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
 DOMESTIC - OTHER DATA
   LIFE INSURANCE
        Periodic Premium Sales (b):
             Individual/Retail                   $     234,540    $     170,670      37.4%  $     119,190   $      91,880    29.7 %
             Institutional Markets                      20,260           36,740     (44.9)          7,210           6,530     10.4
                                                 -------------    -------------             -------------   -------------
        Total Periodic Sales                           254,800          207,410      22.8         126,400          98,410     28.4
        Unscheduled & Single Deposits                  220,480          169,340      30.2         122,280          88,740     37.8
        Life Insurance Reserves                     19,877,895       18,563,143       7.1
   HOME SERVICE
        Product Sales
              Life/Accident & Health (b)                58,696           54,550       7.6          32,570          28,550     14.1
              Fixed Annuity                             55,698           59,000      (5.6)         27,725          34,100    (18.7)
        Total Insurance Reserves                     7,129,504        6,974,000       2.2
   GROUP LIFE/HEALTH
        Annualized Earned Premium                    1,246,000        1,188,485       4.8
   PAYOUT ANNUITIES
        Insurance Reserves                          10,357,570        8,976,556      15.4
   GROUP RETIREMENT PRODUCTS
        Deposits (c)                                 3,155,595        2,729,261      15.6       1,548,158       1,370,153     13.0
   NET FLOWS
      Group Retirement Products (c)                    793,621        1,553,537     (48.9)        738,416         769,982     (4.1)
      Individual Fixed Annuities                     4,485,170        4,165,462       7.7       2,260,965       1,831,731     23.4
      Individual Variable Annuities                  1,080,900          495,146     118.3         569,972         289,944     96.6
      Individual Annuities - Runoff                   (603,875)        (583,300)       --        (292,826)       (287,165)      --
                                                 -------------    -------------             -------------   -------------
      TOTAL                                      $   5,755,816    $   5,630,845       2.2%  $   3,276,527   $   2,604,492    25.8 %
   SURRENDER RATES
      Group Retirement Products (c)                        9.3%(d)          5.5%                      6.4%            5.5%
      Individual Fixed Annuities                           5.6%             5.0%                      5.8%            4.8%
      Individual Variable Annuities                       10.3%            11.0%                     10.2%           10.2%
   GENERAL AND SEPARATE ACCOUNT RESERVES
      Group Retirement Products (c)              $  52,656,708    $  46,253,287      13.8%
      Individual Fixed Annuities                    47,112,896       36,709,085      28.3
      Individual Variable Annuities                 25,107,281       20,973,516      19.7
      Individual Annuities - Runoff                 21,334,856       22,071,651      (3.3)
                                                 -------------    -------------
      TOTAL                                      $ 146,211,741    $ 126,007,539      16.0%

(a)   Restated to conform to 2004 presentation.

(b) Life Insurance sales represent premiums from new sales that are expected to be collected over a one year period.

(c)   Includes group retirement annuities and group mutual funds.

(d) Excluding the loss of a single account declined to be written at an inadequate profit level in first quarter 2004, the surrender rate was 6.9 percent.

SUPPLEMENTARY EARNINGS DATA - PAGE 6

                                                            SIX MONTHS ENDED JUNE 30,            THREE MONTHS ENDED JUNE 30,
                                                     ------------------------------------     ----------------------------------
                                                        2004          2003 (a)      CHANGE       2004         2003 (a)     CHANGE
                                                     -----------    -----------      ----     -----------   -----------     ----
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
 FOREIGN - OTHER DATA
   FIRST YEAR PREMIUMS
       LIFE INSURANCE
          Japan                                      $   345,984    $   279,492      23.8%    $   176,403   $   141,342     24.8%
          China                                           55,915         33,527      66.8          31,543        18,466     70.8
          Asia excluding Japan and China                 803,513        893,738     (10.1)        366,304       334,342      9.6
          All Other Regions                              122,957         91,219      34.8          67,250        48,761     37.9
                                                     -----------    -----------               -----------   -----------
          TOTAL                                        1,328,369      1,297,976       2.3         641,500       542,911     18.2
       PERSONAL ACCIDENT & HEALTH
          Japan                                          355,395        201,066      76.8         185,327       112,119     65.3
          China                                           14,752         14,246       3.6           7,182         8,544    (15.9)
          Asia excluding Japan and China                 117,136         96,321      21.6          56,184        45,708     22.9
          All Other Regions                               53,205         45,448      17.1          26,077        23,783      9.6
                                                     -----------    -----------               -----------   -----------
          TOTAL                                          540,488        357,081      51.4         274,770       190,154     44.5
       GROUP PRODUCTS
          Japan                                           12,518         12,036       4.0           3,930         5,058    (22.3)
          Asia excluding Japan and China                  27,956         23,835      17.3          14,072        12,833      9.7
          All Other Regions                              336,125        301,980      11.3         173,057       175,002     (1.1)
                                                     -----------    -----------               -----------   -----------
          TOTAL                                          376,599        337,851      11.5         191,059       192,893     (1.0)
       TOTAL FIRST YEAR PREMIUMS
          Japan                                          713,897        492,594      44.9         365,660       258,519     41.4
          China                                           70,667         47,773      47.9          38,725        27,010     43.4
          Asia excluding Japan and China                 948,605      1,013,894      (6.4)        436,560       392,883     11.1
          All Other Regions                              512,287        438,647      16.8         266,384       247,546      7.6
                                                     -----------    -----------               -----------   -----------
          TOTAL                                        2,245,456      1,992,908      12.7     $ 1,107,329   $   925,958     19.6%
   RETIREMENT SERVICES RESERVES
      Individual Fixed Annuities                      23,595,473      6,449,620     265.8
      Individual Variable Annuities                  $ 3,053,330    $   992,564     207.6%

   FOREIGN EXCHANGE IMPACT ON GROWTH OF:
   GAAP PREMIUMS
        WORLDWIDE
      Growth in Original Currency                           15.3%                                    16.7%
      Foreign Exchange Impact                                5.1                                      4.9
      Growth as Reported in U.S.                     $      20.4                                     21.6
         FOREIGN
      Growth in Original Currency                           17.6                                     17.5
      Foreign Exchange Impact                                6.8                                      6.5
      Growth as Reported in U.S.                     $      24.4                                     24.0
   PREMIUMS, DEPOSITS AND OTHER CONSIDERATIONS (b)
        WORLDWIDE
      Growth in Original Currency                           38.3                                     36.7
      Foreign Exchange Impact                                3.7                                      3.5
      Growth as Reported in U.S.                     $      42.0                                     40.2
         FOREIGN
      Growth in Original Currency                           63.1                                     49.7
      Foreign Exchange Impact                                7.6                                      6.9
      Growth as Reported in U.S.                     $      70.7%                                    56.6%

(a)   Restated to conform to 2004 presentation.

(b) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

SUPPLEMENTARY EARNINGS DATA - PAGE 7


                                                        SIX MONTHS ENDED JUNE 30,                  THREE MONTHS ENDED JUNE 30,
                                                ----------------------------------------     --------------------------------------
                                                    2004             2003          CHANGE        2004            2003         CHANGE
                                                ------------     ------------        ---     ------------    ------------       ---
FINANCIAL SERVICES:
      REVENUES
          Aircraft Finance                      $  1,562,433     $  1,486,858        5.1%    $    810,295    $    764,747       6.0%
          Capital Markets                            734,597          808,095       (9.1)         402,063         483,465     (16.8)
          Consumer Finance                         1,415,658        1,292,805        9.5          722,617         653,929      10.5
          Other (a)                                   17,189           22,073      (22.1)           9,313          14,808     (37.1)
                                                ------------     ------------                ------------    ------------
          TOTAL                                    3,729,877        3,609,831        3.3        1,944,288       1,916,949       1.4
      OPERATING INCOME
          Aircraft Finance                           342,595          357,885       (4.3)         182,553         183,614      (0.6)
          Capital Markets                            416,106          488,021      (14.7)         233,602         276,780     (15.6)
          Consumer Finance                           375,494          314,961       19.2          192,326         166,858      15.3
          Other (a)                                   (1,984)          (7,496)        --              693          (4,342)       --
                                                ------------     ------------                ------------    ------------
          TOTAL                                    1,132,211        1,153,371       (1.8)         609,174         622,910      (2.2)

ASSET MANAGEMENT (b)(c):
      REVENUES
          Guaranteed Investment Contracts
               Domestic                            1,145,177        1,024,125       11.8          594,645         512,489      16.0
               Foreign                               196,529          212,791       (7.6)          87,280          99,392     (12.2)
          Institutional Asset Management (d)         474,770          299,916       58.3          285,874         144,630      97.7
          Brokerage Services and Mutual Funds        123,311           97,039       27.1           62,632          49,361      26.9
                                                ------------     ------------                ------------    ------------
          TOTAL                                    1,939,787        1,633,871       18.7        1,030,431         805,872      27.9
      OPERATING INCOME
          Guaranteed Investment Contracts
               Domestic                              314,497          238,323       32.0          166,824         127,646      30.7
               Foreign                                20,487           19,679        4.1           11,132          11,553      (3.6)
          Institutional Asset Management (d)         143,449           87,896       63.2           81,469          44,238      84.2
          Brokerage Services and Mutual Funds         37,206           24,050       54.7           17,039          12,120      40.6
                                                ------------     ------------                ------------    ------------
          TOTAL                                      515,639          369,948       39.4          276,464         195,557      41.4

GUARANTEED INVESTMENT CONTRACTS
DEPOSITS
          Domestic                                 6,806,192        3,755,442       81.2        4,239,088       1,285,964     229.6
          Foreign                                  2,119,827        2,450,111      (13.5)       1,427,987       1,376,092       3.8
                                                ------------     ------------                ------------    ------------
          TOTAL                                    8,926,019        6,205,553       43.8     $  5,667,075    $  2,662,056     112.9%
RESERVES
          Domestic                                43,734,217       35,734,042       22.4
          Foreign                                  7,126,860        7,932,069      (10.2)
                                                ------------     ------------
          TOTAL                                 $ 50,861,077     $ 43,666,111       16.5%
EFFECTIVE TAX RATES:
      Net Income                                       31.76%           30.47%                      31.91%          30.89%
      Realized Capital Gains (Losses)                  32.98%           33.41%                      33.02%          30.68%

(a) Includes Other Financial Services Companies and Intercompany Reclassifications.

(b)   2003 is restated to conform to 2004 presentation.

(c) At June 30, 2004, AIG's third party assets under management, including mutual funds and institutional accounts, totaled over $49 billion.

(d) Includes AIG Global Investment Group and certain smaller asset management operations.

SUPPLEMENTARY EARNINGS DATA - PAGE 8

ADDITIONAL RECONCILIATION IN ACCORDANCE WITH REGULATION G

                                                  SIX MONTHS              TWELVE MONTHS
                                                     ENDED                    ENDED
                                                    JUNE 30,                DECEMBER 31,
                                                      2004                     2003
                                                      ----                     ----
RETURN ON EQUITY RECONCILIATION
Return on Equity, GAAP basis                          14.9%                    14.1%
Percent Related to Reconciliation                      2.5                      3.1
                                                      ----                     ----
Return on Equity, as presented (a)                    17.4%                    17.2%

(a) Return on Equity, as presented is net income, before realized capital gains (losses) and cumulative effect of an accounting change, expressed as a percentage of average shareholders' equity, exclusive of unrealized appreciation (depreciation) of investments, net of tax.